THE BANK OF
NEW YORK
 NEW YORKS FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS

January 19, 2005
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE:	American Depositary Shares
evidenced by the American
Depositary Receipts for
Ordinary Shares, par value
0.0016 Russian Ruble each of
AO Siberian Oil Company
(also known as Sibneft) (File
No. 333-12040)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts (ADRs)
are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number of American
Depositary Shares represented by
ordinary shares (the Ratio).

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for AO
Siberian Oil Company (also known as
Sibneft).

The Prospectus has been revised to
reflect the new Ratio, and has been
overstamped with:

Effective January 24, 2005, the ratio
on the American Depositary Share
(ADS) evidenced by American
Depositary Receipt (ADR) will be
changed from one (1) ADS
representing ten (10) Deposited Share
to one (1) ADS representing five (5)
Deposited Shares.

Attached to this letter is a copy of a
letter from AO Siberian Oil Company
(also known as Sibneft) to The Bank of
New York requesting that the Ratio be
changed.

Please contact me with any questions or
comments at (954) 255-5137.


By:	/s/ SAMMY PEERMAL
Name:	Sammy Peermal
Title:	Vice President


Encl.


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